EXHIBIT 10.17

                                LOGILITY, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

1.   PURPOSE.

     The Logility Inc. Employee Stock Purchase Plan (the "Plan") is intended to encourage employee stock ownership by offering employees of Logility, Inc. and its subsidiaries Purchase Rights (as such term is defined in Section 2) to purchase shares of Common Stock.

2.   DEFINITIONS.

     "Base Pay" means regular straight-time and overtime earnings received from the Company, including commission income, but excluding payments for incentive compensation, bonuses and other special payments.

     "Board" means the Board of Directors of Logility, Inc.

     "Committee" means the Compensation Committee of the Board.

     "Common Stock" or "Stock" means the Common Stock, no par value, of Logility, Inc., and any other stock or securities (including any other shares or securities of an entity other than Logility, Inc.) for or into which the outstanding shares of Stock are hereinafter exchanged or changed.

     "Company" means Logility, Inc.

     "Custodian" means First Union National Bank of Georgia.

     "Effective Date" means September 30, 1998, which date shall be the first day of a Purchase Period.

     "Exercise Date" means the first trading day of the Common Stock after the end of a Purchase Period (as such term is defined in Section 4(b)), or if it is not practicable to purchase Common Stock on that date, the earliest practicable trading day thereafter, on which date all Participants' outstanding Purchase Rights will automatically be exercised.

     "Fair Market Value" means the closing "asked" price of the shares of Stock in the over-the-counter market on the day on which such value is to be determined or, if such "asked" price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by NASDAQ or other national quotation service. If the shares are listed on a national securities exchange, "fair market value" means the closing price of the shares on such national securities exchange on the day of which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Board of Directors or Committee administering the Plan, taking into consideration those factors affecting or reflecting value which they deem appropriate.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "Participant" means an employee of the Company or of a subsidiary of the Company who has enrolled in the Plan by completing a Participation Form (as such term is defined in Section 5) with the Plan Administrator. For purposes of the Plan, a parent means a company that owns a majority interest in the Company and effectively controls the Company, and a subsidiary means a company in which the Company owns a majority interest and which the Company effectively controls.

     "Plan Administrator" means the Chief Financial Officer of the Company, or any other person so designated by the Committee.

     "Purchase Period" means a fiscal quarter period as defined in Section 4(b).

     "Purchase Right" means a Participant's option to purchase shares of Common Stock that is deemed to be granted to a Participant during a Purchase Period pursuant to Section 7.

     "Section 16(b) Insider" means those persons subject to the requirements of
Section 16(b) of the Securities Exchange Act of 1934, as amended.

     "Trading Day" refers to a day during which the market system or exchange on which the Common Stock is traded at any particular time is available for trading shares of Common Stock.

3.   Eligibility.

     (a) Participation in the Plan is voluntary. All full-time employees of the Company, including officers and directors who are full-time employees but who are not members of the Committee, who have completed at least one month of continuous service with the Company are eligible to participate in the Plan. The employee's entry date in the Plan shall be the first day of the Purchase Period immediately following the date the employee has satisfied the eligibility provisions. Full-time employees mean those employees who work at least 20 hours per week.

     (b) Subject to Committee approval, any employees of a company or other entity which is acquired directly or indirectly by the Company (whether by merger, consolidation, stock purchase or otherwise) and becomes a subsidiary of the Company may, for purposes of determining eligibility to participate in the Plan under Section 3(a), be granted past service credit for employment with such company or entity.

4.   SECURITIES SUBJECT TO THE PLAN AND PURCHASE PERIODS.

     (a) The maximum number of shares that may be purchased under the Plan may not exceed Two Hundred Thousand (200,000) shares of Common Stock (subject to adjustment as provided in Section 15), all of which shall be shares bought on the open market. If any Purchase Right granted shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock shall again become available for purposes of the Plan, unless the Plan has been terminated.

     (b) Purchase Period means each three-month fiscal quarter period, beginning on May 1, August 1, November 1 and February 1, with the first such Purchase Period beginning concurrently with the Effective Date of the Plan.

5.   PARTICIPATION.

     Eligible employees become Participants in the Plan by authorizing payroll deductions for the purpose through a "Participation Form" filed with the Plan Administrator no later than fifteen (15) days prior to the start date of a Purchase Period. Notwithstanding the above, and subject to Committee approval, the Plan Administrator may provide for a special election period for participation in the Plan following the acquisition of a company or other entity directly or indirectly by the Company (whether by merger, consolidation, stock purchase or otherwise) which results in such company or entity becoming a subsidiary of the Company. Subject to Committee approval, all employees of the Company and its subsidiaries shall be eligible to participate in such special election period.

6.   PAYROLL DEDUCTIONS.

     (a) In order to purchase Common Stock each Participant must elect and indicate on the Participation Form the amount he or she wishes to authorize the Company to deduct at regular payroll intervals during the Purchase period, expressed either as (1) an integral percentage amount ranging from one percent (1%) to fifteen percent (15%) of such

Participant's Base Pay for the applicable payroll period, with a minimum deduction of $20.00 per payday during the Purchase Period, or (2) a dollar amount to be deducted pro rata at regular payroll intervals during the Purchase Period, with a minimum deduction of $20 per payday and a maximum dollar amount per payday to be set by the Committee. The Committee shall determine from time to time whether method (1) or (2), or both, shall be utilized. The Participation Form will include authorization for the Company to make payroll deductions. If the actual amount of Base Pay of a Participant available to be withheld during a Purchase Period is less than the fixed amount designated in accordance with his or her instructions under (2) above, then the lower amount shall apply.

     (b) A Participant may not be granted Purchase Rights under the Plan with respect to more than Fifteen Thousand Dollars ($15,000.00) worth of Common Stock for any fiscal year during which such Purchase Rights to purchase Common Stock are outstanding pursuant to the terms of the Plan. The Fifteen Thousand Dollar ($15,000.00) limit is determined according to the Fair Market Value of the Common Stock on the first day (the grant date) of the Purchase Period. Participants will be notified if these limitations become applicable to them.

     (c) The amounts deducted from the Participant's compensation shall be credited to a bookkeeping account established in the Participant's name under the Plan, but no actual separate account will be established by the Company to hold such amounts. There shall be no interest paid on the balance credited to a Participant's account. Amounts deducted from the Participant's Base Pay may be commingled with the general assets of the Company and may be used for its general corporate purposes prior to the purchase of Common Stock for a Purchase Period.

     (d) Payroll deductions shall begin on the first payday of each Purchase Period, and shall end on the last payday of each Purchase Period. Eligible employees may participate in the Plan and purchase shares only through payroll deductions. Notwithstanding the above, a Participant on an approved leave of absence may continue participating in the Plan by making cash payments to the Company within a normal pay period equal to the amount of the normal payroll deduction had a leave of absence not occurred. The right of a Participant on an approved leave of absence to continue participating in the Plan shall terminate upon the expiration of twelve (12) weeks of leave, unless the Participant's right to re-employment by the Company after a longer leave is guaranteed by statute or contract, in which case termination of the right to participate will occur upon the expiration of such extended period.

     (e) So long as a Participant remains an employee of the Company, payroll deductions will continue in effect from Purchase Period to Purchase Period, unless at least fifteen (15) calendar days prior to the first day of the next succeeding Purchase Period the

Participant: (i) elects a different rate by filing a new Participation Form with the Plan Administrator; or (ii) withdraws from the Plan in accordance with
Section 9.

     Unless a Participant files with the Plan Administrator a new Participation Form electing to withdraw prior to fifteen (15) calendar days before the beginning of the next Purchase Period as permitted under the Plan, such Participant's payroll deductions will continue throughout the next Purchase Period and his or her Purchase Right to purchase Common Stock will be deemed to be fully and automatically exercised on the last day of such Purchase Period with respect to payroll deductions made during that Purchase Period, subject to the further withdrawal provisions of Section 9.

7.   GRANT OF PURCHASE RIGHT.

     (a) At 5:01 p.m. Eastern Standard Time, on the last day of each Purchase Period (the Exercise Date), each Participant who has not withdrawn from the Plan pursuant to Section 9 shall be deemed to have been granted a Purchase Right as of the first day of the Purchase Period to purchase as many full shares of Common Stock as can be purchased with the balance credited to such Participant's account as of the Exercise Date.

     (b) The price at which each Purchase Right to purchase Common Stock shall be exercised is the lower of (i) 85% of the Fair Market Value of the Common Stock on the NASDAQ National Market System on the first Trading Day of a Purchase Period; or (ii) 85% of the Fair Market Value of the Common Stock on the NASDAQ National Market System on the last Trading Day of such Purchase Period.

     (c) The number of shares purchasable by each Participant per Purchase Period will be the number of whole and fractional shares obtained by dividing the amount credited to the Participant's Account as of the Exercise Date in the Purchase Period by the purchase price in effect for the Purchase Period.

     (d) A Participant may not purchase shares of Stock with a Fair Market Value exceeding Three Thousand, Seven Hundred and Fifty Dollars ($3,750) for any particular Purchase Period. The Committee has the power, exercisable at any time prior to the start of a Purchase Period, to increase or decrease the dollar value maximum for that Purchase Period, subject to the limitations in Section 6(b). The maximum, as thus adjusted, will continue in effect from Purchase Period to Purchase Period until the Committee once again exercises its power to adjust the maximum.

8.   EXERCISE OF PURCHASE RIGHT.

     (a) Each outstanding Purchase Right shall be deemed automatically exercised as of 5:01 p.m. on the Exercise Date. The exercise of the Purchase Right is accomplished by applying the balance credited to each Participant's account as of the Exercise Date to the purchase on the Exercise Date of whole and
                                                                   ---
fractional shares of Common Stock at the purchase price in effect for the Purchase Period.

     (b) If a Participant purchases the maximum share amount set forth in
Section 7(d), any amount not applied to the purchase of Common Stock for that Purchase Period will be held for the purchase of Stock in the next Purchase Period.

     (c) If the number of Shares for which Purchase Rights are exercised exceeds the number of Shares available in any Purchase Period under the Plan, the Shares available for exercise will be allocated by the Plan Administrator pro rata among the Participants in such Purchase Period in proportion to the relative amounts credited to their accounts. Any amounts not thereby applied to the purchase of Common Stock under the Plan will be refunded to the Participants after the end of the Purchase Period.

9.   WITHDRAWAL AND TERMINATION OF PURCHASE RIGHTS DURING PURCHASE PERIOD.

     (a) A Participant may withdraw from the Plan during a Purchase Period by providing written notice to the Plan Administrator on or before 5:00 p.m. on the 15th day prior to the last business day of such Purchase Period. Such withdrawal will become effective upon receipt by the Plan Administrator of such notice, payroll deductions will cease as soon as is administratively feasible from the date of such notice, and no additional payroll deductions will be made on behalf of such Participant during the Purchase Period. Such notice shall be on a form (the "Withdrawal Form") provided by the Plan Administrator for that purpose. The Withdrawal Form will permit such a Participant to elect to receive all accumulated payroll deductions as a refund without penalty or to exercise such Participant's outstanding Purchase Rights to purchase Stock on the following Exercise Date in the amount of all payroll deductions withheld during the Purchase Period prior to the Participant's withdrawal.

     (b) Any Participant who withdraws from the Plan pursuant to Section 9(a) will not be eligible to rejoin the Plan until the second (2nd) Purchase Period following the Purchase Period of withdrawal. A Participant wishing to resume participation may re-enroll in the Plan by completing and filing a new Participation Form for a subsequent Purchase Period by following the applicable enrollment procedures.

     (c) To the extent, if any, required by Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules, regulations, decisions and no action positions thereunder, in the event a Participant who is a Section 16(b) Insider ceases participation in the Plan, whether as a result of withdrawal during a Purchase Period or of such Participant's decision to discontinue his or her enrollment for subsequent Purchase Periods, such insider may not re-enroll in the Plan until the Purchase Period beginning coincident with or immediately following the expiration of a six (6) month period beginning upon the effective date of such Section 16(b) Insider's withdrawal from the Plan.

     (d) If a Participant ceases to be an employee of the Company for any reason during a Purchase Period, his or her outstanding Purchase Right will immediately terminate, and all sums previously collected from such Participant during such Purchase Period under the terminated Purchase Right shall be refunded to the Participant.

10.  RIGHTS AS SHAREHOLDER.

     (a) When at least one whole share of Common Stock is deemed purchased for a Participant's account, the Participant will have all of the rights or privileges of a stockholder of the Company with respect to whole or fractional shares purchased under the Plan whether or not certificates representing full shares are issued. Any cash or stock dividend or other distribution on Common Stock held in a Participant's account will be credited to the account. Any such cash dividends will be utilized to purchase additional shares of Common Stock. Proxy information will be provided for each meeting of the Company's stockholders so that each Participant may vote his other shares in accordance with his or her instructions. If no written instructions are received on a timely basis, the voting of shares in the account will be governed by the rules of the Securities and Exchange Commission and the rules and policies of any applicable stock exchange or quotation system.

     (b) Upon a written request made to the Custodian, the Participant will be entitled to receive, as soon as practicable after the Exercise Date, a stock certificate for the number of purchased shares. The Custodian may impose upon, or pass through to, the Participant a reasonable fee for the transfer of shares of Common Stock in the form of stock certificates from the Custodian to the Participant. It is the responsibility of each Participant to keep his or her address current with the Company through the Plan Administrator and with the Custodian.

11.  SALE OF COMMON STOCK ACQUIRED UNDER THE PLAN.

     (a) Participants may sell the shares of Common Stock they acquire under the Plan only in compliance with the restrictions set forth below.

         (i) Section 16(b) Insiders may be subject to certain restrictions in connection with their transactions under the Plan and with respect to the sale of shares of Stock obtained under the Plan or other shares of Stock, including, but not limited to, the Company's Insider Trading Policy.

         (ii) Sales of Stock obtained under the Plan by a Participant must comply with the Company's Insider Trading Policy, as the same may exist from time to time.

         (iii) No Participant purchasing shares of Common Stock under the Plan shall be entitled to sell such shares of Stock until the first day of the second (2nd) Purchase Period immediately following the Purchase Period in which the shares of Stock were obtained. For purposes of this restriction, the Company may, at its option, include the following legend on any certificates representing the Stock so purchased:

                "The shares represented by this Certificate are subject to certain restrictions on sale and disposition contained in the Logility, Inc. Employee Stock Purchase Plan, a copy of which is on file with the Corporation."

     (b) The Participant understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent.

     (c) The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding.

12.  PLAN ADMINISTRATION.

     (a) The Plan shall be administered by the Committee. No member of the Board will be eligible to participate in the Plan during his or her period of Committee service.

     (b) The Committee shall have the plenary power, subject to and within the limited of the express provisions of the Plan:

         (i) to determine the commencement and termination date of the offering of Common Stock under the Plan; and

         (ii) to interpret the terms of the Plan, establish and revoke rules for the administration of the Plan and correct or reconcile any defect or inconsistency in the Plan.

     (c) The Committee may delegate all or part of its authority to administer the Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Plan to the Custodian. The Custodian will establish and maintain, as agent for the Participants, accounts for the purpose of holding shares of Common Stock as may be necessary or desirable for the administration of the Plan.

     (d) The Committee may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

13.  TRANSFERABILITY.

     (a) Any account maintained by the Custodian for the benefit of a Participant with respect to shares acquired pursuant to the Plan may only be in the name of the Participant; provided, however, that the Participant may elect to maintain such account with right of joint ownership with such Participant's spouse. Such election may only be made on a form (the "Joint Account Form") provided by the Company.

     (b) Neither payroll deductions credited to a Participant's account nor any Purchase Rights or other rights to acquire Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution and, during the lifetime of a Participant, Purchase Rights may be exercised only by the Participant.

14.  MERGER OR LIQUIDATION OF THE COMPANY.

     In the event the Company merges with another corporation and the Company is not the surviving entity, or in the event all or substantially all of the stock or assets of the Company is acquired by another company, or in the event of certain other similar transactions, the Committee may, in its sole discretion and in connection with such transaction, cancel each outstanding Purchase Right and refund all sums previously collected from Participants under the canceled outstanding Purchase Rights, or, in its discretion, cause each Participant with outstanding Purchase Rights to have his or her outstanding Purchase Right exercised immediately prior to such transaction and thereby have the balance of his or her account applied to the purchase of whole and fractional shares of Common Stock (subject to the maximum dollar limitation of Section 7(d)) at the purchase price in effect for the Purchase Period, which would be treated as ending with the effective date of such transaction. The balance of the account not so applied with be refunded to the Participant. In the event of a merger in which the Company is the surviving entity, each Participant is entitled to receive, for each share as to which such Participant's Outstanding Purchase Rights are exercised as nearly as reasonably may be determined by the Committee, in its sole discretion, the securities or property that a holder of one share of Common Stock was entitled to receive upon the merger.

15.  ADJUSTMENT FOR CHANGES IN CAPITALIZATION.

     To prevent dilution or enlargement of the rights of Participants under the Plan, appropriate adjustments may be made in the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change in the Common Stock effected without the Company's receipt of consideration. Adjustments may be made to the maximum number and class of securities issuable under the Plan, the maximum number and class of securities purchasable per outstanding Purchase Right and the number and class of securities and price per share in effect under each outstanding Purchase Right. Any such adjustments may be made retroactively effective to the beginning of the Purchase Period in which the change in capitalization occurs, and any such adjustment will be made by the Committee in its sole discretion.

16.  AMENDMENT AND TERMINATION.

     The Board may terminate or amend the Plan at any time; provided, however, that no termination or amendment of the Plan shall change or affect Purchase Rights previously granted under the Plan without the consent of the affected Participant. If not sooner terminated by the Board, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all shares of Common Stock reserved for grant under the Plan.

17.  NO EMPLOYMENT RIGHTS.

     Participation in the Plan will not impose any obligations upon the Company to continue the employment of the Participant for any specific period and will not affect the right of the Company to terminate such person's employment at any time, with or without cause.

18.  COSTS.

     Except as set forth in Section 10(b), all costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Custodian will be borne by the Company. Any brokerage fees and commissions for the purchase of Common Stock under the Plan (including shares of Common Stock purchased upon reinvestment of dividends and distributions) will be borne by the Company. Each Participant shall be responsible for any brokerage commissions and other expenses incurred in connection with the sale of Common Stock from his or her own account.

19.  REPORTS.

     After the close of each Purchase Period, each Participant in the Plan will receive a report from the Custodian indicating the amount of the Participant's contributions to the Plan during the Purchase Period, the amount of the contributions applied to the purchase of Common Stock for the Purchase Period, the purchase price per share in effect for the Purchase Period, the amount of the contributions (if any) carried over to the next Purchase Period and the total number of shares of Stock held in the Participant's account.

20.  GOVERNING LAW.

     The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with laws of the State of Georgia, without giving effect to principles of conflicts of laws, and applicable Federal law.

21.  COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS.

     The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company, the Plan Administrator and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the purchase or delivery of shares of Common Stock upon exercise of Purchase Rights until completion of such registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the shares of Common Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

22.  TAX STATUS OF PLAN.

     The purchase of shares of Common Stock under the Plan will be made with "after-tax" dollars of Participants. The amount deducted from a Participant's paycheck or invested in a lump sum will have been subject previously to withholding of applicable income and employment taxes.

     The Plan is not a qualified plan under the Internal Revenue Code. Shares of Common Stock purchased under the Plan on behalf of Participants will be purchased in the open market and will not be issued or sold directly by the Company to the Participant. Consequently, Participants will realize income equal to the amount of the difference between the Fair Market Value of the Common Stock on the Exercise Date and the purchase price. Participants also may realize a gain or loss on the sale of any Common Stock purchased under the Plan. EACH EMPLOYEE IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISORS PRIOR TO PARTICIPATION IN THE PLAN.

     The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to the Participant.

23.  ERISA.

     The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

24.  EFFECT OF PLAN.

     The provisions of the Plan shall, in accordance with its terms, be binding upon and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.